Exhibit 10.3

RULES OF THE

CSR plc SHARE OPTION PLAN

Approved by the Board on 26 February 2004

UK Approved Addendum approved by the Inland Revenue

on 26th February under reference X22663/IDA

Amended by shareholders on 4 May 2005

CONTENTS

1	DEFINITIONS

2	GRANT OF OPTIONS

3	NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED

4	RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

5	TAKEOVER, RECONSTRUCTION AND WINDING-UP

6	MANNER OF EXERCISE

7	ISSUE OR TRANSFER OF SHARES

8	ADJUSTMENTS

9	ADMINISTRATION

10	ALTERATIONS

11	LEGAL ENTITLEMENT

12	GENERAL

Appendix 1—UK APPROVED ADDENDUM

RULES OF THE CSR plc SHARE OPTION PLAN

1.	DEFINITIONS

1.1	In this Plan, the following words and expressions shall have, where the context so admits, the meanings set forth below.

“Appropriate Period”	The meaning given by Paragraph 26(3) of Schedule 4 to ITEPA.

“Base Salary”	The higher of:-

(A) the annual rate of the Participant’s remuneration (exclusive of bonuses and commissions and exclusive of benefits-in-kind) from all Participating Companies at the Date of Grant; and

(B)   the remuneration (exclusive of bonuses and commissions and exclusive of benefits-in-kind) paid or payable to the Participant by all Participating Companies in, or in respect of, the 12 months immediately preceding the Date of Grant

“Auditors”	The auditors of the Company for the time being or in the event of there being joint auditors such one of them as the Board shall select

“Board”	The board of directors for the time being of the Company or a duly authorised committee thereof

“Committee”

Either:-

(A)   in relation to the grant of Options to executive directors of the Company, the remuneration committee; or

(B)   in relation to the grant of Options to other employees, such other duly authorised committee of the Board as may be appointed from time to time

“Company”	CSR plc registered in England and Wales under No. 04187346

“Control”	The meaning given by Section 840 of the Taxes Act

“Daily Official List”	The register of listed securities and the prices of transactions published by the London Stock Exchange

“Date of Grant”	The date on which an Option is granted

“Dealing Day”	Any day on which the London Stock Exchange is open for the transaction of business

“Eligible Employee”

Any person who at the Date of Grant is:-

(A)   an employee of a Participating Company, who is not a director; or

(B)   an executive director of a Participating Company who devotes substantially the whole of his working time to the business of a Participating Company; and

(C)   is more than six months from his anticipated date of retirement

“Employees’ Share Scheme”	The meaning given by Section 743 of the Companies Act 1985.

“Executive Share Option Plan”	A share option plan in which participation is discretionary (for the avoidance of doubt, excluding any Sharesave Plan)

“Grant Period”	The period of 42 days commencing on the day after any of the following days:-

(A) the day on which the Plan is adopted by the Company;

(B) the day on which the UK Approved Addendum is approved by the Inland Revenue;

(C) the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period;

(D) any day on which the Grantor resolves that exceptional circumstances exist which justify the grant of Options;

(E)   any day on which any change to the legislation affecting Executive Share Option Plans is proposed or made;

(F)    the date of commencement of an Eligible Employee’s employment with a Participating Company provided that the Eligible Employee is not already employed by a Participating company, but only in respect of that Eligible Employee; or

(G)   the day on which Listing occurs

PROVIDED THAT if by reason of primary or secondary legislation, regulation or government directive or by reason of any agreement to which the Company is or maybe a party, the Grantor is restricted from granting Options under the Plan during the period specified above the relevant Grant Period shall be 42 days commencing on the day after the restriction is lifted and PROVIDED FURTHER THAT no Options shall be granted under the UK Approved Addendum prior to the date on which such Addendum is formally approved by the Inland Revenue

“Grantor”	The Committee (acting on behalf of the Company) or the Trustees acting on the recommendation of, or with the consent of, the Committee, as the case may be

“Group Member”	A Participating Company or a body corporate which is (within the meaning of Section 736 of the Companies Act 1985) the Company’s holding company or a Subsidiary of the Company’s holding company or any other body corporate nominated by the Board for this purpose which is not under the control of any single person, but is under the control of two or more persons, one of whom being the Company or the Company’s holding company and in relation to which the Company or, as the case may be, the Company’s holding company is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights

“ITEPA”	The Income Taxes (Employment and Pensions) Act 2003

“Listing”	The first grant of permission to deal in all or any of the ordinary share capital of the Company on the Alternative Investment Market of the London Stock Exchange or the first admission of any part of the ordinary share capital of the Company to trading on the London Stock Exchange or any other Recognised Investment Exchange

“London Stock Exchange”	London Stock Exchange plc or any successor body carrying on the business of London Stock Exchange plc

“Market Value”	In relation to a Share on any day:-

(A)   (i) in respect of an Option granted under the UK Approved Addendum, if and so long as the Date of Grant is the date of Listing, the Flotation Price, as agreed in advance with the Inland Revenue or such other price as agreed with the Inland Revenue;

(ii)    in respect of an Option granted under the Plan (excluding Options grants under the UK Approved Addendum), if and so long as the Date of Grant is the date of Listing, the Flotation Price;

and thereafter

(B)   if and so long as the Shares are listed on the London Stock Exchange, their closing middle market quotation (as derived from the Daily Official List) for the immediately preceding Dealing Day, or if the Grantor determines, the average of the closing middle market quotations over the three immediately preceding Dealing Days, or such other price over such period as may be agreed in writing with the Inland Revenue (provided that Options are granted within 30 days of the first day by reference to which the Market Value was calculated); or

(C) in any other case, their market value as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 or similar non-UK legislation

“Option”	A right to acquire Shares under the Plan which is either subsisting or is proposed to be granted

“Option Period”	The period commencing on the Date of Grant and terminating on the latest date determined by reference to Rule 2.6.4

“Option Price”	The price per Share, as determined by the Grantor at the Date of Grant, at which an Eligible Employee may acquire Shares upon the exercise of an Option granted to him being not less than the Market Value of a Share (on the Date of Grant), but subject to any adjustment pursuant to Rule 8

“Participant”	Any Eligible Employee to whom an Option has been granted, or (where the context so admits) the personal representative of any such person

“Participating Company”

(A)   The Company; and

(B)   any other company which is under the Control of the Company, is a Subsidiary of the Company except one which the Grantor has designated shall not be a Participating Company ;and

(C)   any other Group Member which is for the time being designated by the Board to be a Participating Company being (subject in the case of Options granted under the UK Approved Addendum to the prior consent of the Inland Revenue having been obtained):-

(a)    a jointly owned company which:-

(i)     is not under the Control of any single person; and

(ii)    is under the joint Control of the Company and one other person; and

(iii)  is not a participating company in any Executive Share Option Plan established by any other company; or

(b)    a company which is under the Control of a jointly owned company which satisfies the conditions in paragraph (a) above and which itself satisfies the conditions in sub-paragraph (iii)

PROVIDED that if any company which has been designated as a Participating Company under this sub-paragraph (C) ceases to satisfy any of the conditions in this sub-paragraph, it shall immediately cease to be a Participating Company unless as a consequence of such cessation it becomes under the Control of the Company

“Plan”	The CSR plc Share Option Plan in its present form or as from time to time amended in accordance with the provisions hereof

“Recognised Investment Exchange”	The meaning given by Section 841(1) of the Taxes Act

“Retirement”	Retirement on or after the Participant’s normal retirement date

“Rules”	The rules of the Plan as amended from time to time

“Share”	A fully paid ordinary share in the capital of the Company

“Sharesave Plan	A savings related share option plan approved under Schedule 3 to ITEPA

“Subsidiary”	The meaning given by Section 736 of the Companies Act 1985

“Tax Liability”

A liability to account for any tax, national insurance, social security or other levy in respect of an Option by the Company or any Participating Company (“the Relevant Company”), whether by reason of grant, exercise or otherwise, including for the avoidance of doubt:-

(A)   any liability to pay secondary Class 1 National Insurance Contributions for which an agreement or election has been entered into under paragraph 3A or 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992 (“National Insurance Election”); and

(B)   any liability arising after termination of a Participant’s employment for whatever reason and which may arise or be incurred in any jurisdiction whatever, and by the law of the same jurisdiction may or shall be recovered from the person entitled to the Option but subject to (A) above, not including any secondary Class 1 National Insurance Contributions

“Taxes Act”	The Income and Corporation Taxes Act 1988

“Trustees”	The trustee or trustees for the time being of any employee benefit trust established for the benefit of all or substantially all of the Eligible Employees

“UK Approved Addendum”	That part of the Plan, comprising the UK Approved Addendum attached hereto, which has been approved by the UK Inland Revenue in accordance with Schedule 4 to ITEPA, in its present form or as from time to time amended in accordance with the provisions hereof

1.2	Words and expressions not otherwise defined herein have the same meaning they have in the Taxes Act or ITEPA (as the case may be).

1.3	Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4	Reference in the Rules of the Plan to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder. The Interpretation Act 1978 shall apply to these Rules on the same basis as if they were an Act of Parliament.

1.5	The headings in the Rules of the Plan are for the sake of convenience only and should be ignored when construing the Rules.

2.	GRANT OF OPTIONS

2.1	The Grantor may during a Grant Period grant Options at the Option Price to Eligible Employees at its absolute discretion.

2.2	The grant of an Option may be conditional upon an Eligible Employee agreeing to enter into a National Insurance Election (or its overseas equivalent to the extent this is lawful).

2.3	The Grantor may at the Date of Grant impose such condition or conditions on the exercise of an Option as it may determine. Such conditions:-

2.3.1	must be objective and stated in writing at the Date of Grant; and

2.3.2	must not be waived, varied or amended by the Grantor unless in accordance with the terms of such conditions or, where any waiver, variation or amendment is at the discretion of the Grantor, it shall only be exercised in a manner which the Grantor has determined fair and reasonable and if events happen which cause the Grantor, acting fairly and reasonably, to consider that the waived, varied or amended condition would be appropriate and would result in the waived, varied or amended condition being not more or less difficult to satisfy than the condition as it existed immediately prior to such waiver, variation or amendment.

2.4	The Market Value of Shares which may be placed under option to any Eligible Employee in respect of any financial year of the Company shall not exceed 200% of that Eligible Employee’s Base Salary save that this figure shall be up to 400% where the grant of the Option in question is made at the time of the recruitment of the individual concerned.

2.5	The grant of an Option or the delivery of any shares following its exercise shall be subject to obtaining any approval or consent required under any applicable laws, regulations of governmental authority and the requirements of the London Stock Exchange and any other securities exchange on which the Shares are traded.

2.6	The grant of an Option shall be evidenced by execution of a deed on behalf of the Company which deed may be in respect of an individual Option or any number of Options granted at the same time. As soon as practicable after grant, the Grantor shall issue to each Participant a certificate in respect of the Option which may be under the autographic or facsiminal signature of an officer of the Company and in such form as the Grantor may from time to time prescribe. Such certificate must state:

2.6.1	the number of Shares over which the Option has been granted to the Participant;

2.6.2	the Option Price;

2.6.3	any condition or conditions imposed pursuant to Rule 2.3 on the exercise of the Option;

2.6.4	the first date on which any part of the Option becomes capable of exercise and any subsequent dates on which any remaining part of the Option becomes capable of exercise;

2.6.5	the Date of Grant; and

2.6.6	the date on which the Option will lapse pursuant to Rule 4.3.1 or any earlier date on which the Grantor determines that the Option should lapse.

2.7	No payment by the Participant shall be required on the grant of an Option.

2.8	Subject to the rights of exercise by the Participant’s personal representatives pursuant to Rule 4.2.1, every Option shall be personal to the Participant to whom it is granted and shall not be transferable or in any way alienable without the prior written agreement of the Grantor and such transfer shall be subject to such conditions as the Board may prescribe at that time.

2.9	A Participant may surrender his Option in whole or in part within the period of 30 days immediately following the Date of Grant and if an Option, or any part of an Option, is so surrendered, it shall be deemed for all purposes not to have been granted.

3.	NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED

3.1	The number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares which have been allocated during that and the previous nine years under the Plan and under any other Employees’ Share Scheme (including a sharesave plan) adopted by the Company, exceed such number as represents ten per cent of the ordinary share capital of the Company in issue immediately prior to that day.

3.2	In determining the above limits:-

3.2.1	any Shares allocated to the Trustees under the Scheme and any other Employees’ Share Scheme (including, for the purposes of Rule 3.1 only, a Sharesave plan) adopted by the Company shall be included;

3.2.2	no account shall be taken of any Shares where the right to acquire such Shares was released or lapsed without being exercised, including pursuant to Rule 2.9 above;

3.2.3	no account shall be taken of any Shares where the right to acquire such Shares has been or is to be satisfied other than by the issue or allotment of any part of the share capital of the Company; and

3.2.4	no account shall be taken of any Shares pursuant to which the right to acquire such shares was granted prior to the Date of Listing.

3.3	For the avoidance of doubt, references in this Rule 3 to the “allocation” of Shares shall mean, in the case of any share option plan, the placing of unissued Shares under option, and, in relation to other types of Employees’ Share Schemes, shall mean the issue and allotment of Shares.

4.	RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

4.1	An Option:-

4.1.1	save as provided in Rules 4.2, 4.4 and 5 below, shall not be exercised earlier than the third anniversary of the Date of Grant, or such other later or earlier date as is determined by the Grantor at the Date of Grant pursuant to Rule 2.6.4;

4.1.2	save as provided in Rules 4.2, 4.4 and 5 below, may only be exercised by a Participant whilst he is a director or employee of a Group Member; and

4.1.3	may only be exercised if any conditions upon exercise (as waived, varied or amended) imposed pursuant to Rule 2.3 have been fulfilled to the satisfaction of the Grantor unless the Grantor, in its absolute discretion, determines that the circumstances surrounding an application of Rules 4.2, 4.4 or 5 are such that the conditions should be disapplied in full, or in part to reflect the extent to which such conditions have been satisfied from the Date of Grant until the date of the relevant event, in which case the Grantor must notify affected Participants as soon as practicable after the exercise of its discretion.

4.2	If a Participant ceases to hold office or employment with Group Member as a result of:-

4.2.1	death;

4.2.2	injury or disability;

4.2.3	Retirement or early retirement by agreement with his employer

4.2.4	redundancy within the meaning or the Employment Rights Act 1996 (or applicable equivalent foreign legislation);

4.2.5	the company which employs him ceasing to be a Group Member;

4.2.6	the transfer or sale of the undertaking or part undertaking in which he is employed to a person who is not a Group Member; or

4.2.7	or any other reason determined at the discretion of the Grantor within one month of the cessation an Option may be exercised, subject to the provisions of Rule 4.1.3 above, from the date of cessation until six months thereafter PROVIDED THAT an Option cannot be exercised under Rule 4.2.7 prior to the Grantor exercising its discretion.

4.3	Options shall lapse upon the occurrence of the earliest of the following events:-

4.3.1	the tenth anniversary of the Date of Grant (unless the Grantor specifies any earlier date pursuant to Rule 2.6.6);

4.3.2	the expiry of any of the periods specified in Rules 4.2, the Option shall not lapse by reason of this Rule 4.3.2 until the expiry of the period specified in Rule 4.2;

4.3.3	the expiry of any of the periods specified in Rules 5.1, 5.3, 5.4 and 5.5 save where an Option is released in consideration of the grant of a New Option (during one of the periods specified in Rules 5.1, 5.3 or 5.4) pursuant to Rule 5.6;

4.3.4	the Participant ceasing to hold an office or employment or giving or being given notice to terminate employment with a Group Member in any circumstances other than:-

(a)	where the cessation of office or employment arises on any of the grounds specified in Rules 4.2 provided that an Option shall not be regarded as having lapsed pursuant to this Rule 4.3.4.1 if the Grantor determines within one month of the Participant ceasing to hold his office or employment that the Participant ceased to hold the office or employment in accordance with Rule 4.2.7; or

(b)	where the cessation of office or employment arises on any ground whatsoever during any of the periods specified in Rule 5 save where an Option is released in consideration of the grant of a New Option (during one of the periods specified in Rules 5.1, 5.3 or 5.4) pursuant to Rule 5.6;

4.3.5	subject to Rule 5.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

4.3.6	the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt; and

4.3.7	the Participant purporting to transfer or dispose of the Option or any rights in respect of it other than as permitted under Rule 2.8.

4.4	If a Participant, while continuing to hold an office or employment with a Group Member, is transferred to work in another country and as a result of that transfer the Participant will either:-

4.4.1	become subject to income tax on his remuneration in the country to which he is transferred such that he will suffer a tax disadvantage upon exercising his Option; or

4.4.2	become subject to restrictions on his ability to exercise his Option or to deal in the Shares that may be acquired upon the exercise of that Option by reason of or in consequence of, the securities laws or exchange control laws of the country to which he is transferred;

the Participant may (except in the case of Options granted under the UK Approved Addendum), at the discretion of the Grantor, exercise his Option in the period commencing three months before and ending three months after the transfer has taken place.

4.5	No Option may be granted, exercised, released or surrendered at a time when such grant, exercise, release or surrender would not be in accordance with the “Model Code on Directors’ Dealings in Securities” issued by the UK Listing Authority of the London Stock Exchange as amended from time to time.

5.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

5.1	Subject to Rules 5.3 and 5.6 below, if any person obtains Control of the Company as a result of making, either:-

5.1.1	a general offer to acquire the whole of the issued ordinary share capital of the Company (which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company); or

5.1.2	a general offer to acquire all the shares in the Company which are of the same class as the Shares;

(in either case disregarding any shares already owned by it or by any company associated with it), an Option may, be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

5.2	For the purpose of Rule 5.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Take-overs and Mergers) with him have together obtained Control of it.

5.3	If any person becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985 an Option may be exercised at any time when that person remains so bound or entitled.

5.4	Subject to Rule 5.6, if under Section 425 of the Companies Act 1985 it is proposed that the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a Plan for the reconstruction of the Company or its amalgamation with any other company or companies, the following apply:-

5.4.1	the Company shall give notice thereof to all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement;

5.4.2	the Participant may then exercise the Option subject to the terms of this Rule 5.4 before the earlier of the expiry of six months from the date of such notice and the date on which the Court sanctions the compromise or arrangement;

5.4.3	the Option shall then lapse conditionally on such compromise or arrangement being sanctioned by the Court and becoming effective;

5.4.4	the exercise of an Option under this Rule 5.4 shall be conditional on such compromise or arrangement being sanctioned by the Court and becoming effective;

5.4.5	after exercising the Option the Participant shall transfer or otherwise deal with the Shares issued to him so as to place him in the same position (so far as possible) as would have been the case if such Shares had been subject to such compromise or arrangement.

5.5	If notice is duly given of a resolution for the voluntary winding-up of the Company, the Company shall give notice thereof to all Participants. Subject to Rule 5.6, an Option may then be exercised until the resolution is duly passed or defeated or the meeting concluded or adjourned sine die provided that any such exercise of an Option pursuant to this Rule 5.5 shall be conditional upon the said resolution being duly passed. If such resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse immediately.

5.6	If Options become exercisable pursuant to any of Rules 5.1, 5.3 or 5.4 above (where this occurs as a result of a company obtaining Control in the case of Rules 5.1 and 5.4 or as a result of a company becoming bound or entitled in accordance with Rule 5.3), any Participant may at any time within the Appropriate Period, by agreement with the relevant company, release any Option which has not lapsed (“the Old Option”) in consideration of the grant to him of an Option (“the New Option”) which is equivalent to the Old Option but relates to shares in a different company (whether the company which has obtained Control of the Company itself or some other company).

5.7	For the purposes of Rule 5.6 the provisions of the Plan shall be construed as if:-

5.7.1	the New Option was an option granted under the Plan at the same time as the Old Option; and

5.7.2	except for the purpose of the definition of “Participating Company” in Rule 1 and the reference to “the Company” in Rule 10.2, the reference to CSR plc in the definition of “the Company” in Rule 1 were a reference to the different company mentioned in Rule 5.6.

5.8	Rules 5.1, 5.3 and 5.4 above shall not apply where:-

5.8.1	the events form part of a scheme or arrangement whereby Control of the Company is obtained by another company (“the Acquiring company”);

5.8.2	immediately after the Acquiring Company obtains Control, the issued equity share capital of the Acquiring Company is owned substantially by the same persons who were equity shareholders of the Company immediately prior to the Acquiring Company obtaining Control; and

5.8.3	the Acquiring Company has agreed to grant new options in accordance with Rule 5.6 in consideration for the release of any Options which have not lapsed.

5.9	If the Company has been or will be affected by any demerger, dividend in specie, super dividend or other transaction which will adversely affect the current or future value of any Options, the Grantor may, acting fairly, reasonably and objectively, allow all such Options (but not some only) to be exercised conditionally on such event happening. The Grantor will specify the period of exercise of such Options. The Grantor will notify any Participant who is affected by this Rule.

5.10	Where Rules 5.1, 5.3, 5.4 or 5.5 apply, and subject to the provisions of rule 2.3, only a proportion of an Option can be exercised, which proportion will reflect the number of months of the Option Period which have elapsed between the Date of Grant and the date of the relevant event.

6.	MANNER OF EXERCISE

6.1	An Option may be exercised, in whole or in part.

6.2	An Option may be exercised by the delivery to the Company Secretary (as agent for the Grantor), or his duly appointed agent, of an option certificate covering at least all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) together with a remittance for the total Option Price payable to the Company (as agent for the Trustees where the Trustees have agreed to satisfy the Option) in respect of the Shares over which the Option is to be exercised, or entry into other arrangements with the Company to allow a cashless exercise, in such a form as agreed in advance with the Inland Revenue. If any conditions must be fulfilled before an Option may be exercised, the delivery of the certificate shall not be treated as effecting the exercise of an Option unless and until the Grantor is satisfied that the conditions have been fulfilled. The Grantor shall state whether the conditions have been fulfilled to its satisfaction as soon as practicable following the expiry of any performance period over which the fulfilment of conditions was to be measured or where a performance period is not relevant within 14 days of receipt of the documentation referred to above.

6.3	The effective date of exercise shall be the later of the date of delivery of the notice of exercise and the date that the Grantor states that the conditions imposed by Rule 2.3 have been fulfilled, if applicable. For the purposes of this Plan a notice of exercise shall be deemed to be delivered when it is received by the Company.

6.4	In the event that any Tax Liability becomes due on the exercise of an Option, the Participant will be deemed to have given irrevocable instructions to the Company’s brokers (or any other person acceptable to the Company) for the sale of sufficient Shares acquired on the exercise of the Option to realise an amount equal to the Tax Liability and the payment of the Tax Liability to the Relevant Company, unless:-

6.4.1	the Relevant Company is able to deduct an amount equal to the whole of the Tax Liability from the Participant’s net pay for the relevant pay period; or

6.4.2	the Participant has paid to the Relevant Company an amount equal to the Tax Liability; or

6.4.3	the Grantor determines otherwise.

7.	ISSUE OR TRANSFER OF SHARES

7.1	Subject to Rule 7.3 Shares to be issued pursuant to the exercise of an Option shall be allotted to the Participant (or his nominee) within 30 days following the date of effective exercise of the Option.

7.2	Subject to Rule 7.3, the Grantor shall procure the transfer of any Shares to be transferred to a Participant (or his nominee) pursuant to the exercise of an Option within 30 days following the date of effective exercise of the Option.

7.3	The allotment or transfer of any Shares under the Plan shall be subject to obtaining any such approval or consent as is mentioned in Rule 2.5 above.

7.4	Shares issued pursuant to the Plan will rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any right attaching to Shares by reference to a record date preceding the date of exercise.

7.5	If Shares are transferred pursuant to the Plan the Participant shall not be entitled to any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.6	If and so long as the Shares are listed on the London Stock Exchange, the Company shall apply for listing of any Shares issued pursuant to the Plan as soon as practicable after the allotment thereof.

8.	ADJUSTMENTS

8.1	The number of Shares over which an Option is granted, the conditions of exercise and the Option Price thereof (and where an Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired) shall be adjusted in such manner as the Grantor shall determine following any capitalisation issue, demerger, any offer or invitation made by way of rights, subdivision, consolidation, reduction, other variation in the share capital of the Company or any other exceptional event which in the opinion of the Auditors justifies such an adjustment, to the intent that (as nearly as may be without involving fractions of a Share) the aggregate Option Price payable in respect of an Option shall remain unchanged.

8.2	Apart from pursuant to this Rule 8.2, no adjustment under Rule 8.1 above may have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares any such adjustment may only be made if the reduction of the Option Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Option Price and to apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

8.3	The Grantor may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 8 and to call in, cancel, endorse, issue or reissue any certificate consequent upon such adjustment.

9.	ADMINISTRATION

9.1	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by electronic means or post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped, and if by electronic means, when the sender receives electronic confirmation of delivery or if not available, 24 hours after sending the notice.

9.2	The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

9.3	In the case of partial exercise of an Option, the Grantor may in consequence call in, endorse, cancel and reissue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

9.4	If any certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Grantor may require.

9.5	The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or the Grantor shall procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

9.6	The Plan shall be administered by the Board. The Board shall have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such regulations for administering the Plan and such forms of exercise as it may deem necessary or appropriate. Decisions of the Board shall be final and binding on all parties.

9.7	The costs of introducing and administering the Plan shall be borne by the Participating Companies.

10.	ALTERATIONS

10.1	Subject to Rules 10.2 and 10.4, the Board may at any time (but only with the prior consent of the Trustees if there are subsisting Options which they have agreed to satisfy or which will be affected by the alteration or addition) alter or add to all or any of the provisions of the Plan in any respect.

10.2	Subject to Rule 10.3, no alteration or addition to the material advantage of Participants or employees shall be made under Rule 10.1 to:-

10.2.1	the persons to whom Options may be granted under the Plan;

10.2.2	the limitations on the number of Shares which may be issued under the Plan;

10.2.3	the individual limits on participation for each Participant in the Plan;

10.2.4	the principal terms of the Options;

10.2.5	the determination of the Option Price;

10.2.6	the rights of Participants in the event of a variation of the share capital; and

10.2.7	the terms of this Rule 10.2;

without the prior approval by ordinary resolution of the members of the Company in general meeting.

10.3	Rule 10.2 shall not apply to any minor alteration or addition which is to benefit the administration of the Plan, is necessary or desirable in order to obtain or maintain Inland Revenue approval of the UK Approved Addendum under Schedule 4 to ITEPA or any other enactment, or to take account of any change in legislation or to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company, or any Subsidiary of the Company or any Participant.

10.4	No alteration or addition shall be made under Rule 10.1 which would materially abrogate or adversely affect the subsisting rights of a Participant unless it is made:-

10.4.1	with the consent in writing of such number of Participants as hold Options under the Plan to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Plan were exercised; or

10.4.2	by a resolution at a meeting of Participants passed by not less than 75 per cent of the Participants who attend and vote either in person or by proxy,

and for the purpose of this Rule 10.4 the provisions of the Articles of Association of the Company relating to shareholder meetings shall apply mutatis mutandis.

10.5	Notwithstanding any other provision of the Scheme other than Rule 10.1 the Grantor may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Plan and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

10.6	As soon as reasonably practicable after making any alteration or addition under Rule 10.1, the Board shall give written notice thereof to any Participant materially affected thereby.

10.7	No alteration shall be made to the Plan if following the alteration the Plan would cease to be an Employees’ Share Scheme.

11.	LEGAL ENTITLEMENT

11.1	Nothing in the Plan or in any instrument executed pursuant to it will confer on any person any right to continue in employment, nor will it affect the right of the provider of any service relationship to terminate the employment of any person without liability at any time with or without cause, nor will it impose upon the Grantor or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:-

11.1.1	the lapsing of any Option pursuant to the Plan;

11.1.2	the failure or refusal to exercise any discretion under the Plan; and/or

11.1.3	a Participant ceasing to be a person who has a service relationship for any reason whatever.

11.2	Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

11.3	Any person who ceases to have the status or relationship of an employee with any Group Member as a result of the termination of his employment for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss of alteration of any rights, benefits or expectations in relation to any Option, the Plan or any instrument executed pursuant to it.

11.4	The benefit of this Rule 11 is given to the Company for itself and as trustee and agent of each Group Member. To the extent that this Rule benefits any company which is not a party to the Plan, the benefit shall be held on trust and as agent by the Company for such company and the Company may, at its discretion, assign the benefit of this Rule 11 to any such company.

12.	GENERAL

12.1	The Plan shall terminate upon the tenth anniversary of its approval by the Company or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

12.2	The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 153 of the Companies Act 1985. In addition, the Company may require any Subsidiary to enter into such other agreement or agreements as it shall deem necessary to oblige such Subsidiary to reimburse the Company for any other amounts paid by the Company hereunder, directly or indirectly in respect of such Subsidiary’s employees. Nothing in the Plan shall be deemed to give any employee of any Participating Company any right to participate in the Plan.

12.3	These Rules shall be governed by and construed in accordance with the laws of England and Wales.

CSR plc Share Option Plan

APPENDIX 1

UK APPROVED ADDENDUM

1.	DEFINITIONS

1.1	The words and expressions used in this UK Approved Addendum which have capital letters have the meanings set out below, and words and expressions not otherwise defined have the same meaning they have in the Rules of the Plan to which this UK Approved Addendum is attached:-

“Associated Company”	An associated company within the meaning of paragraph 35 of Schedule 4 to ITEPA

“Close Company”	A close company as defined in Section 414(1) of the Taxes Act as varied by Paragraph 9(4) of Schedule 4 to ITEPA

“Committee”

Either:-

(A)   in relation to the grant of Options to directors or executive directors of the Company, the remuneration committee; or

(B)   in relation to the grant of Options to other employees, such other duly authorised committee of the Board as may be appointed from time to time

“Eligible Employee”

Any person who at the Date of Grant is:-

(A)   an employee of a Participating Company, who is not a director; or

(B)   a full-time director of a Participating Company

and in either case, not precluded by Paragraph 9 of Schedule 4 to ITEPA from participating in the Plan. For the purposes of the UK Approved Addendum, an Eligible Employee is a “full-time director” if he works for 25 hours or more a week for a Participating Company

“Excess Shares”	The aggregate number of Shares which, were they to be acquired by an Eligible Employee on the exercise of any option would cause the limit specified in Rule 2.1 of the UK Approved Addendum to be exceeded

“Material Interest”	The meaning given by Paragraph 10 of Schedule 4 to ITEPA

“Member of a Consortium”	The meaning given by Paragraph 36(2) of Schedule 4 to ITEPA

“Normal Retirement Date”	The date specified in a Participants contract of employment which for the purposes of paragraph 35A Schedule 4 ITEPA shall not be less than 55

“Participating Company”

(A)   The Company; and

(B)   any other company which is under the Control of the Company, is a Subsidiary of the Company except one which the Grantor has designated shall not be a Participating Company ;and

“Retirement”	Retirement on or after the Participant’s Normal Retirement Date

“Share”	A fully paid ordinary share in the capital of the Company which satisfies the requirements of Paragraphs 16 to 20 of Schedule 4 to ITEPA

“Tax Liability”

A liability to account for any tax, national insurance, social security or other levy in respect of an Option by the Company or any Participating Company (“the Relevant Company”), on the exercise of an Option, including for the avoidance of doubt:-

(A)   any liability to pay secondary Class 1 National Insurance Contributions for which an agreement or election has been entered into under paragraph 3A or 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992 (“National Insurance Election”); and

(B)   any liability arising after termination of a Participant’s employment for whatever reason and which may arise or be incurred in any jurisdiction whatever, and by the law of the same jurisdiction may or shall be recovered from the person entitled to the Option but subject to (A) above, not including any secondary Class 1 National Insurance Contributions

1.2	For the purposes of this UK Approved Addendum the following words shall be added to Paragraph (B) in the definition of Market Value: “and agreed in advance with the Shares Valuation Division of the Inland Revenue”.

1.3	For the purposes of this UK Approved Addendum, the word “grant” shall be replaced by the word “exercise” at Rule 2.2 of the Plan.

1.4	For the purposes of this UK Approved Addendum, Rule 2.3.2 of the Plan shall be disapplied.

2.	AMENDMENTS TO THE PLAN

An Option may not be granted under this UK Approved Addendum before this Addendum has been approved by the Inland Revenue under Schedule 4 to ITEPA. The purpose of this Addendum is to benefit Eligible Employees who are, or may become, resident in the United Kingdom. This Addendum applies to any grant of Options specified as having been granted subject to its terms and conditions.

For the purpose of Options granted under this UK Approved Addendum, all of the Rules of the Plan shall apply subject to the following amendments:-

2.1	No Option shall be granted to an Eligible Employee at any time if it would result in:-

2.1.1	the aggregate Market Value of the Shares at the Date of Grant which he may acquire in pursuance of rights obtained under the Plan; and

2.1.2	the aggregate market value of shares which the Eligible Employee could acquire by the exercise of an option under any other Executive Share Option Plan approved by the Inland Revenue under Schedule 4 of ITEPA and established by the Company or any Associated Company and not exercised (“Relevant Option Shares”)

to exceed £30,000 or such other limit contained from time to time in Paragraph 6(1) of Schedule 4 to ITEPA. If an Option is granted over Excess Shares, the Grantor shall forthwith notify the Eligible Employee of this fact. The Grantor may call in the option certificate for endorsement, replacement or cancellation (as appropriate). If an Option is granted over Excess Shares, such Option shall only take effect to the extent that the aggregate market value of all the Relevant Option Shares (as calculated above) does not cause the above limit to be exceeded.

2.2	No Option shall be granted to an Eligible Employee at any time if it would result in the aggregate market value of shares (calculated at the date of grant of each option concerned) which he may acquire under the Plan and any Enterprise Management Incentive Scheme approved by the Inland Revenue under Schedule 5 of ITEPA exceeding £100,000 or such other limit contained from time to time in Paragraph 5 of Schedule 5 to ITEPA.

2.3	Rule 2.8 of the Plan shall be amended to read as follows: “Subject to the rights of exercise by the Participant’s personal representatives pursuant to Rule 4.2.1, every Option shall be personal to the Participant to whom it is granted and shall not be transferable or in any way alienable.

2.4	An Option may not be exercised at any time when a Participant has or has had within the preceding 12 months a Material Interest in a Close Company which is:-

2.4.1	the Company; or

2.4.2	any company which has Control of the Company or is a Member of a Consortium which owns the Company.

2.5	No adjustment shall be made pursuant to Rule 8.1 of the Plan without the prior approval of the Inland Revenue (so long as the UK Approved Addendum is approved by the Inland Revenue).

2.6	If an alteration or addition is made by the Board under Rule 10.1 of the Plan to any key feature of the Plan at a time when the UK Approved Addendum is approved by the Inland Revenue under Schedule 4 to ITEPA, such alteration or addition shall not have effect until it has been approved by the Inland Revenue. For the purposes of this Rule 2.6 a “key feature” is any provision of the UK Approved Addendum which is necessary to meet the requirements of Schedule 4 to ITEPA.

2.7	Rule 5.6 of the Plan shall be amended as follows:-

2.7.1	The words “(for the purposes of Paragraph 27 of Schedule 4 to ITEPA)” shall be included after “… in consideration of the grant to him of an Option (“the New Option”) which”; and

2.7.2	The words “falling within Paragraph 16(b) or (c) of Schedule 4 to ITEPA)” shall be included after “… (whether the company which has obtained Control of the Company itself or some other company”.

2.8	For the purposes of Rules 5.6 and 5.7 of the Plan the New Option shall not be regarded as equivalent to the Old Option unless the conditions set out in Paragraph 26(3) of Schedule 4 to ITEPA are satisfied.

2.9	No adjustment may be made in accordance with Rule 8 of the Plan in the event of a demerger of the Company or other exceptional event that does not include the variation of the share capital of the Company.

2.10	Rule 5.9 of the Plan will not apply.

2.11	Rule 6.4.3 of the Plan will not apply.

2.12	Rule 4.2.7 of the Plan shall be amended as follows:-

2.12.1	The words “provided that any such discretion is exercised fairly and reasonably” shall be included after the words “or any other reason determined at the discretion of the Grantor within one month of the cessation”.

2.12.2	For the purposes of this UK Approved Addendum the words “conditions of exercise”; “demerger” and “other exceptional event” in Rule 8.1 of the Plan shall be disapplied.

APPENDIX 2

TO

CSR PLC SHARE OPTION PLAN

(for California residents only, to the extent required by Section 25102(o))

Adopted November 28, 2008

This Appendix 2 to the CSR plc Share Option Plan shall apply only to the Participants who are residents of the State of California and who are receiving an Option under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix 2. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to all Options granted to residents of the State of California with effect from the adoption of this Appendix, until such time as the Board amends this Appendix 2 or the Board otherwise provides.

1.	Definitions

1.1	“Cause”	(i) An act of dishonesty made by Participant in connection with Participant’s responsibilities as an employee, (ii) Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Participant’s gross misconduct, (iv) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Group Member or any other party to whom Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Group Member, (v) Participant’s willful breach of any obligations under any written agreement or covenant with the Group Member, or (vi) Participant’s continued failure to perform his or her employment duties after Participant has received a written demand of performance from the Group Member which specifically sets forth the factual basis for the Group Member’s belief that Participant has not substantially performed his or her duties.

1.2	“Disability”	Total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

1.3	“Section 25102(o)”	Section 25102(o) of the California Corporations Code.

2.	The term of each Option shall be stated in the Option certificate, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

3.	Unless determined otherwise by the Grantor (and as otherwise permitted by the Plan), Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant.

4.	If a Participant ceases to hold office or employment with a Group Member for other than Cause, Disability, or death, such Participant may exercise his or her Option within such period of time as specified in the Option certificate, which shall not be less than thirty (30) days from the date of the Participant’s termination, to the extent that the Option is vested on the date of termination or as accelerated under such circumstances as determined by the Board as permitted by the Plan (but in no event later than the expiration of the term of the Option as set forth in the Option certificate and as subject to Appendix 3 of the Plan).

5.	If a Participant ceases to hold office or employment with a Group Member for Cause, his or her Option will immediately cease to be exercisable and will terminate on the date the Participant ceases to hold office or employment with a Group Member.

6.	If a Participant ceases to hold office or employment with a Group Member as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as specified in the Option certificate, which shall not be less than six (6) months following the date of the Participant’s termination, to the extent the Option is vested on the date of termination or as accelerated under such circumstances as determined by the Board as permitted by the Plan (but in no event later than the expiration of the term of such Option as set forth in the Option certificate and as subject to Appendix 3 of the Plan).

7.	If a Participant dies while he or she holds office or employment with a Group Member, the Option may be exercised within such period of time as specified in the Option certificate, which shall not be less than six (6) months from the date of the Participant’s death, to the extent the Option is vested on the date of death or as accelerated under such circumstances as determined by the Board as permitted by the Plan (but in no event later than the expiration of the term of such Option as set forth in the Option certificate and as subject to Appendix 3 of the Plan) by the Participant’s designated beneficiary, personal representative, or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

8.	No Option shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the stockholders.

9.	This Appendix 2 shall be deemed to be part of the Plan and the Board shall have the authority to amend this Appendix 2 in accordance with Rule 10 of the Plan.

2

APPENDIX 3

TO

CSR PLC SHARE OPTION PLAN

(for United States taxpayers only)

Adopted November 28, 2008

This Appendix 3 to the CSR plc Share Option Plan shall apply only to the Participants who are taxpayers in the United States and who are receiving an Option under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix 3. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to all Options granted to United States taxpayers with effect from the adoption of this Appendix 3, until such time as the Board amends this Appendix 3 or the Board otherwise provides.

1.	Each Option that is granted with an exercise price per Share that is less than 100% of the Market Value per Share on the Date of Grant, or any vested portion thereof, shall be exercised by December 31 of the calendar year in which such Option, or portion thereof, vests (i.e., first becomes exercisable), subject to earlier termination as set forth in the Option agreement (or certificate) or the Plan. If not so exercised, such Option, or any vested portion thereof, shall terminate.

2.	Notwithstanding anything in the Plan or this Appendix 3 to the contrary, if the vesting of the balance, or some lesser portion of the balance, of any Option granted with an exercise price per Share that is less than 100% of the Market Value of a Share is accelerated pursuant to Rule 4.1.3 or Rule 4.2 in connection with the Participant’s ceasing to hold office or employment with a Group Member (provided that such cessation is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if the Participant is a “specified employee” within the meaning of Section 409A at the time of such “separation from service” then the issuance of the Shares subject to such Option otherwise payable on or within the six (6) month period following the Participant’s separation from service instead will be paid on the date that is six (6) months and one (1) day following the date of the Participant’s “separation from service”, unless the Participant dies following his or her “separation from service”, in which case, the Shares will be issued to the Participant’s estate as soon as practicable following his or her death. For purposes of this Appendix 3, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time.

3.	It is the intent of this Appendix 3 to comply with the requirements of Section 409A so that none of the Options provided under this Appendix 3 or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

4.	This Appendix 3 shall be deemed to be part of the Plan and the Board shall have the authority to amend this Appendix 3 in accordance with Rule 10 of the Plan.